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                                                                     EXHIBIT 5.1



                                January 31, 1997




Board of Directors of
WorldCom, Inc.
515 East Amite Street
Jackson, Mississippi 39201

Ladies and Gentlemen:

              I am General Counsel - Corporate Development of WorldCom, Inc., a Georgia corporation (the "Company"), and have acted as counsel in connection with a Registration Statement on Form S-3 and Prospectus, Registration No. 333- ____, which the Company proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to $3,000,000,000 in aggregate initial offering price of senior unsecured debentures, notes, and other forms of indebtedness issuable in series under an Indenture substantially in the form included in the Registration Statement (the ADebt Securities"). Terms not defined herein shall have the meaning thereof contained in the Prospectus.

              In connection herewith, I have examined and relied without investigation as to matters of fact upon the Registration Statement, the Second Amended and Restated Articles of Incorporation and Bylaws of the Company, certificates of public officials, certificates and statements of officers of the Company, and such other corporate records, documents, certificates and instruments as I have deemed necessary or appropriate to enable me to render the opinions expressed herein. I have assumed the genuineness of all signatures on all documents examined by me, the authenticity of all documents submitted to me as originals, and the conformity to authentic originals of all documents submitted to me as certified or photostatic copies. I have also assumed the due authorization, execution and delivery of all documents.

              Subject to the effectiveness of the Registration Statement under the Securities Act of 1933, as amended, I am of the opinion that:

              1. The Company is a corporation duly incorporated and existing under the laws of the State of Georgia and is in good standing in that state; and

              2. Each series of the Debt Securities, when duly established by or pursuant to a resolution of the Board of Directors of the Company or in a supplemental Indenture, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and duly executed, authenticated and issued as provided in the Indenture and delivered against payment, will constitute valid and legally
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binding obligations of the Company and enforceable in accordance with its terms and entitled to the benefits of the Indenture except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

              This opinion is not rendered with respect to any laws other than the latest codification of the Georgia Business Corporation Code (the "GBCC") available to me. This opinion has not been prepared by an attorney admitted to practice in Georgia.

              You have informed me that you intend to issue the Debt Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. I understand that prior to issuing any Debt Securities you will afford me an opportunity to review the operative documents pursuant to which such Debt Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as I may reasonably consider necessary or appropriate by reason of the terms of such Debt Securities.

              I hereby consent to the filing of this opinion as Exhibit 5.1 to the aforesaid Registration Statement. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Debt Securities. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                   Very truly yours,

                                   /s/ P. BRUCE BORGHARDT

                                   P. Bruce Borghardt
                                   General Counsel - Corporate Development